UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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M3-Brigade Acquisition II Corp.

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FOR IMMEDIATE RELEASE

Syniverse Enables Vodafone Oman’s 5G Mobile Roaming Services

Syniverse and Vodafone Oman Collaborate to Offer

Next-Generation Digital Services in Oman

TAMPA, Fla., USA, and MUSCAT, Oman – February 3, 2022 – Syniverse, “the world’s most connected company”®, today announced it is working with Vodafone Oman to enable 5G roaming services in the Sultanate of Oman. Vodafone is one of the world’s largest telecommunications companies and has partner operations with mobile networks in 41 countries. Syniverse is a premier global technology provider of mission-critical mobile platforms for carriers and enterprises.

Vodafone Oman will benefit from Syniverse’s Clearing and Settlement solution to drive efficiencies by using a robust set of cloud applications designed to automate and optimize all workflows needed by Vodafone Oman to address its 5G roaming business.

Vodafone Oman will also benefit from Syniverse’s Roaming Fraud Protection and Syniverse’s Universal Commerce for BCE solutions to monetize wholesale roaming traffic using the GSMA’s Billing and Charging Evolution (BCE) industry standard. Universal Commerce for BCE is an industry-leading blockchain based solution which enables new 5G enabled monetization models such as network slicing, and monetization of new 5G enabled use cases such as the internet of Things (IoT).

Universal Commerce for BCE also permits reports between Vodafone Oman and mobile operators to be exchanged upon previously agreed bilateral agreements for use in support of wholesale invoicing and settlement.

By implementing these new methods for monetizing wholesale roaming, Syniverse allows for more accurate and efficient reconciliation of network usage between Vodafone Oman and its roaming partners.

In August 2021, Syniverse announced its plan to go public through a merger agreement with M3-Brigade Acquisition II Corp. (NYSE: MBAC). On January 10, 2022, Syniverse and MBAC announced that MBAC’s special meeting of shareholders to approve the merger is scheduled to be held on February 9, 2022. On January 7, 2022, MBAC commenced mailing of its definitive proxy statement to its shareholders of record as of January 6, 2022. Upon closing of the transaction, the renamed Syniverse Technologies Corporation will be listed on the New York Stock Exchange under the ticker “SYNV.”

CLICK TO TWEET: News alert: @Syniverse, the world’s most #connected company, helps enable @VodafoneOman to offer next-generation #5G #roaming services in #Oman. #syniverse #vodafone #TogetherWeCan https://bit.ly/2WzS6SZ

Supporting Quotes

•	Sami Saber, Sales Director of Middle East Africa, Syniverse

“Syniverse adds value by offering Vodafone Oman streamlined workflow management tools that underpin the support of their 5G roaming services, thus making it more efficient and profitable for them to grow their business. We are excited to help Vodafone Oman prosper as the newest mobile operator in the Sultanate of Oman. Syniverse continues to invest in Middle East and Africa region as a strategic growth area with our strong market presence.”

•	Seham Al Amri, Roaming Manager, Vodafone Oman

“Vodafone Oman is committed to ensuring connectivity for a better future for all through the implementation of next-generation 5G network and advancing digital progress, wherever possible. Our collaboration with Syniverse allows us to benefit from its connectivity and digital solutions to position ourselves as more than just another telecommunications company. We look forward to enhancing our roaming facilities and redefining how digitalization plays an integral role in developing the society of tomorrow.”

Digital Assets

•	[Photo] Sami Saber

•	[Image] Syniverse logo

Supporting Resources

•	Read about Vodafone Oman.

•	Read about Syniverse.

•	Read and subscribe to the Syniverse Blog.

•	Read and subscribe to Syniverse news releases.

•	For more information about Syniverse’s news and activities, follow the company on Twitter, LinkedIn and Facebook.

About Vodafone in the Sultanate of Oman

Vodafone Oman was established through a strategic partnership between the Oman Future Telecommunication Company and Vodafone International, one of the largest providers of mobile, fixed, broadband and digital TV services.

In 2021, the Company obtained a Class I License to establish and operate public mobile telecommunications services in the Sultanate, becoming the third telecom operator in the local market.

Vodafone Oman seeks to employ the latest technologies and digital solutions in the world of telecommunications, aligning its efforts to contribute towards the achievement of the Oman Vision 2040 objectives. This is made possible by giving individuals, companies, and small and medium enterprises (SMEs) the opportunity to foster innovation.

The Omanisation percentage within the Vodafone Oman team is valued at 95%, showcasing the company’s significant interest in developing local talent, knowledge exchange and localizing technology. These are further enhanced through the provision of a sophisticated work environment that stimulates self-development and creativity.

Vodafone firmly believes that talented individuals, together with cutting-edge technologies, can lead the way towards building a bright future that is sought-after by everyone. The company’s belief is reflected in its chosen slogan, ‘Together, we can’. https://www.vodafone.om

About Syniverse

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse makes global mobility work by enabling consumers and enterprises to connect, engage, and transact seamlessly and securely. Syniverse offers a premier communications platform that serves both enterprises and carriers globally and at scale. Syniverse’s proprietary software, protocols, orchestration capabilities and network assets have allowed Syniverse to address the changing needs of the mobile ecosystem for more than 30 years. Syniverse continues to innovate by harnessing the potential of emerging technologies such as 5G, IoT, RCS and CPaaS for its customers.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s Quarterly Reports on Form 10-Q and the proxy statement, discussed above, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a definitive proxy statement with the SEC. MBAC’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about MBAC, Syniverse and the proposed transaction. MBAC has commenced mailing of the definitive proxy statement to the stockholders of MBAC as of January 6, 2022, the record date established for the proposed transaction. MBAC Stockholders will also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge at the SEC’s website at https://www.sec.gov/, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC have been filed in the proxy statement for the proposed transaction and are available at https://www.sec.gov/. Additional information regarding the interests of such participants is contained in the proxy statement.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction have been included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For more information, contact:

Journalists, bloggers & research analysts	Institutional investors
Kevin Petschow	Stanley Martinez
Syniverse	Syniverse
ir@syniverse.com	pr@syniverse.com
+1.813.637.5084	+1.813.614.1070

Siddhant Mark M. Ghose

Vodafone Oman

siddhant@zeenah.com

+968 2460 7770 (133)